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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-82522, 333-15235, 333-53085, 333-41010, 333-41012) of InFocus Corporation and subsidiaries of our report dated February 15, 2000 relating to the consolidated financial statements of Proxima ASA, which appears in this Form 10-K.

PricewaterhouseCoopers DA
Oslo, Norway
March 14, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS